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                                                                    EXHIBIT 23.3



             CONSENT OF KPMG PEAT MARWICK LLP, INDEPENDENT AUDITORS


The Board of Directors
Evergreen Healthcare, Inc.:

We consent to the incorporation by reference in this registration statement on Form S-8 of New GranCare, Inc., of our report dated August 17, 1995, with respect to the consolidated balance sheet of Evergreen Healthcare, Inc. and subsidiaries as of December 31, 1994 and the related consolidated statements of operations, stockholders' equity and cash flows for the year ended December 31, 1994 and the six-month period ended December 31, 1993, and the related combined statements of operations, partners' equity and cash flows of Evergreen Healthcare LTD., L.P., predecessor to Evergreen Healthcare, Inc., for the six-month period ended June 30, 1993, which report appears in the Form S-1 of New GranCare, Inc. dated December 31, 1996 as amended by Amendment No. 1 thereto dated January 8, 1997.



                                 KPMG PEAT MARWICK LLP

Indianapolis, Indiana
February 12, 1997